AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2004

                                                      Registration No. 333-76018


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                        PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               GEORGIA                                      58-2213805
     (State of other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)

                             -----------------------

                              600 GALLERIA PARKWAY
                                    SUITE 100
                           ATLANTA, GEORGIA 30339-5986
                                 (770) 779-3900
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

                           CLINTON MCKELLAR, JR., ESQ.
                                 GENERAL COUNSEL
                         PRG-SCHULTZ INTERNATIONAL, INC.
                              600 GALLERIA PARKWAY
                                    SUITE 100
                           ATLANTA, GEORGIA 30339-5986
                                 (770) 779-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                   COPIES TO:
                           B. JOSEPH ALLEY, JR., ESQ.
                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450
                                 (404) 873-8500

                             -----------------------

                             -----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: No additional sales of securities will be made pursuant to this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------------

     THIS POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-3 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION MAY DETERMINE.

--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

PRG-Schultz International, Inc. (the "Company") files this Post-effective Amendment No. 4 to the Registration Statement on Form S-3 (No. 333-49300) (as amended, the "Registration Statement") to deregister securities which were registered under the Registration Statement but were not sold under the Registration Statement. The offering contemplated by the Registration Statement terminated by virtue of the expiration of the Company's contractual obligation to maintain the effectiveness of the Registration Statement. Those selling securityholders that are not "affiliates" of the Company, as defined in Rule 144 under the Securities Act, may continue to sell subject securities as may be permitted by Rule 144(k).

Based on data provided by the selling securityholders named in the Registration Statement, we have calculated that of the $115,500,000 in principal amount of our 4 3/4% Convertible Subordinated Notes Due 2006 (the "Notes") registered on the Registration Statement, $58,382,000 in principal amount of the Notes were not sold under the Registration Statement. None of the shares of Common Stock underlying the Notes were sold under the Registration Statement. The Company therefore is filing this Registration Statement to deregister $58,382,000 in principal of the Notes and 14,922,484 shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 26, 2004.

                                     PRG-SCHULTZ INTERNATIONAL, INC.

                                     By:  /s/ John M. Cook
                                        ----------------------------------------
                                        John M. Cook, President, Chairman of the
                                        Board and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                           DATE

/s/ John M. Cook
------------------------     President, Chairman of the       February 26, 2004
John M. Cook                 Board and Chief Executive
                             Officer (Principal Executive
                             Officer)

/s/ Donald E. Ellis, Jr.
------------------------     Executive Vice President -       February 26, 2004
Donald E. Ellis, Jr.         Finance, Chief Financial
                             Officer and Treasurer
                             (Principal Financial Officer)

/s/ Allison Aden
------------------------     Senior Vice President -          February 26, 2004
Allison Aden                 Finance (Principal
                             Accounting Officer)

*
------------------------     Director
Arthur N. Budge, Jr.


------------------------     Director
David A. Cole


------------------------     Director
Gerald E. Daniels


*
------------------------     Director
Jonathan Golden


*
------------------------     Director
Garth H. Greimann

------------------------     Director
N. Colin Lind


*
------------------------     Director
E. James Lowrey


*
------------------------     Director
Thomas S. Robertson


*
------------------------     Director
Howard Schultz

*
------------------------     Director
Jacquelyn M. Ward


*By:  /s/ Donald E. Ellis, Jr.                                February 26, 2004
    --------------------------------
    Donald E. Ellis, Jr.
    Attorney-in-Fact

                           EXHIBIT INDEX

     EXHIBIT NO.                              DESCRIPTION
---------------------------     ------------------------------------------------

24*                             Power of Attorney.
24.1*                           Power of Attorney.


* Previously filed.